EMPLOYMENT AGREEMENT


               AGREEMENT, between New Medical Practice, P.C., a professional service corporation organized and existing under the laws of the State of New York with its principal place of business located at 2 Gannett Drive, White Plains, New York 10604 (the "Corporation") and the undersigned, a professional employee duly licensed to practice in accordance with the laws of the State of New York (the "Employee"). The Corporation and the Employee may hereafter be referred to individually as a "Party" and collectively as the "Parties". The pronouns "he" and "his" are used exclusively herein only for convenience, and shall be deemed, when the facts so require, to mean "she" and "her", respectively.


                                   WITNESSETH:


               WHEREAS, the Corporation desires to employ the Employee upon the terms and conditions hereafter set forth; and


               WHEREAS, the Employee desires to accept employment with the Corporation; and


               WHEREAS, the Parties wish to provide high quality professional care to patients of the Corporation;


               NOW, THEREFORE, in consideration of the covenants and agreements herein made, the parties hereto agree as follows:





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        1.     EMPLOYMENT.
               The Corporation hereby employs the Employee and Employee hereby agrees to accept employment with the Corporation in the specialty set forth below.


        2.     DUTIES AND RESPONSIBILITIES.
               2.1 The duties of the Employee shall be those duties customarily performed by a professional engaged in the practice of his profession including the provision of administrative services together with such other duties as shall from time to time be assigned by the Corporation.


               2.2 The allocation of administrative and professional services to be rendered by the Employee, as well as scheduling and location for such services, is set forth in Schedule "A," annexed hereto and made a part hereof.


        3.     EMPLOYEE REPRESENTATIONS
               The Employee hereby makes the following representations, the continuing validity of which shall be prerequisite to the obligations of the Corporation hereunder:


               a. The Employee is licensed to practice his profession in the State of New York.


               b. The Employee shall at all times conduct himself in compliance with all applicable federal, state and local laws, rules and regulations, canons of professional ethics, the Rules Regulations of the Corporation.



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        4.     COMPENSATION.
               The Employee shall be compensated as set out on Schedule B. Such compensation shall be paid bi-weekly, as earned.


        5.     BENEFITS AND STATUS.
               The Employee  shall be entitled to only those benefits set out in
Schedule C. Employee shall be an employee and not an independent contractor. The Corporation shall withhold all applicable taxes from compensation paid to Employee and shall pay such withheld taxes over to the proper taxing authorities. The Corporation shall also pay any other required payroll taxes.


        6.     ADDITIONAL EMPLOYMENT.
               The Employee shall devote his entire efforts to his professional practice with the Corporation pursuant to the terms of this Agreement. The
Employee may not, during the term of this Agreement, otherwise practice his profession outside of the Corporation.


        7.     FACILITIES.
               The Corporation shall provide and maintain, or cause to be provided and maintained, during the term of this Agreement, such facilities, equipment and supplies as it deems necessary for the performance by the Employee of his duties required under this Agreement.


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        8.     PROFESSIONAL LIABILITY COVERAGE INSURANCE.
               The corporation shall provide and maintain, or cause to be provided and maintained, during the term of this Agreement, professional liability coverage for the Employee covering the acts of the Employee occurring within the scope of his employment hereunder. Such insurance shall name the corporation as an insured.


        9.     BILLING.
          The Corporation shall perform, either itself or pursuant to an agreement with another individual or entity, billing and collection functions for all services provided by the Employee. The Employee hereby authorizes the Corporation to accept, or refuse to accept, on behalf of the Employee, any assignment of insurance benefits (e.g., Medicare, Blue Cross/Blue Shield, etc.) from an patient receiving services from the Employee pursuant to this Agreement. At the request of the Corporation, the Employee shall list and designate with such insurance or other third party payor programs the address of the Corporation, to the attention of such officer(s) of the Corporation as the Corporation shall designate, or such other address as the Corporation may designate, as the sole addressee to which all payment(s) or payment voucher(s) for services performed by the Employee for patients of the Corporation shall be mailed. This Agreement shall constitute an assignment by the Employee to the Corporation of all funds owing or collected for services rendered by the Employee pursuant to this Agreement, and the Employee shall take all additional steps reasonably requested

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by the  Corporation  to assist in the  billing and  collection  of funds due for services rendered by the Employee. All funds collected with respect to services provided pursuant to this Agreement shall be the exclusive property of the Corporation. Any checks or other funds received by Employee by error or otherwise, from insurance or other third party payors for, services rendered by Employee under this Agreement to patients of the Corporation shall be promptly delivered to the Corporation.


        10.    TERM OF AGREEMENT.
          The effective date of this Agreement shall be October 1, 1996. This Agreement shall continue in effect for a period of three (3) years unless terminated an hereinafter provided. After the end of the first three (3) year term, the Corporation may, at its option, renew this agreement, and the employment of Employee, for successive one year terms as follows: two (2) months before the end of the first three (3) year term or any following one (1) year term the Corporation shall give Employee written notice of intent to renew. The parties shall then negotiate compensation for the next term. In the event of failure to agree on compensation, the compensation for the next term shall be the compensation for the prior term multiplied by twice the Regional Consumer Price index.


        11.    TERMINATION
               11.1    This Agreement may be terminated at any time:


                      a. By the Corporation, without notice, upon the suspension, revocation, cancellation, restriction or limitation

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of the Employee's license to practice in the State of state of New York;


                      b. By the Corporation, without notice, upon the failure of, or refusal by the Employee, to faithfully and diligently perform the duties and responsibilities set forth in this Agreement, which decision shall be made in the sole discretion of the Corporation, provided, however, that if termination occurs for any reason during the first two years of this agreement, then the compensation provided for herein shall continue to be paid to Employee over the balance of the first two years in the total amount of Four Hundred Thousand ($400,000) Dollars, at the times and under the conditions provided for herein and provided further, however, that after the end of the first one year term, if termination is made by the Corporation for: any illegal activities of Employee (established by conviction by a court of competent jurisdiction) limited to theft from the Corporation, paying for patients or patient abuse; loss of license; or permanent and total disability, Employee shall be entitled to no further compensation.


               11.2 The Corporation shall, as of the effective date of termination of this Agreement, be released of any responsibility or obligation hereunder except payment of compensation and benefits accrued to the effective date of such termination, except as provided in paragraph 11.1(b) above.



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        12.    RESTRICTIVE,COVENANT.
          12.1 The Employee acknowledges that by virtue of his employment hereunder, he will have contacts with and develop and service patients of the Corporation and "referring sources" of business of the Corporation. In all of his activities, the Employee, through the nature of his work, will have access to and will acquire confidential information relating to the business and operations of the Corporation, including patient lists, and other information relating to methods of doing business and of referral relationships. The Employee acknowledges that all such information is the sole property of the Corporation and constitutes confidential information of the Corporation; that the disclosure thereof would cause substantial loss to the goodwill of the Corporation; that disclosure thereof to Employee is being made by the Corporation only because of the position of trust and confidence which the Employee will occupy and because of the agreement of the Employee to the restrictions contained herein; that the knowledge of the Employee of these matters would enable the Employee, upon termination of this Agreement, to compete with the Corporation in a manner likely to cause the Corporation irreparable harm, and disclosure of such matters by the Employee would, likewise, cause such harm; and that the restrictions imposed upon the Employee herein would not hamper the Employee in his professional practice. It is understood and agreed by the Employee and the Corporation that the essence of this Agreement is that the Parties agree that the patients and the referral sources of the Corporation will remain the patients and referral

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sources of the Corporation during the term or this Agreement and thereafter.


               12.2 The Employee hereby irrevocably warrants, covenant and agrees as follows:


                      a. During the term of this Agreement and thereafter the Employee shall not take any action whatsoever which may or might disturb the existing business relationship of the Corporation with any patient or referral sources of the Corporation.


                      b. During the term of this Agreement and for two (2) years thereafter, the Employee shall not solicit business from patients or referral sources of the Corporation.


                      c. For a period of two (2) years after leaving employment of the Corporation, the Employee shall not practice profession in, or in any manner be associated with an office where health care is provided within ten
(10) miles of the office(s) of the corporation which are in existence at the time that Employee leaves employment of the Corporation and also in Fairfield County, Connecticut and lower Westchester County (South of a line drawn across the County at the top of the City of White Plains.)


               12.3 The Employee agrees that in the event of the breach of any provision of this Agreement, and more particularly, in the event of the breach of any provision of section 12, the Corporation shall be entitled to obtain a permanent injunction or

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similar court order  enjoining the Employee from violating any of the provisions of this Agreement, and that pending the hearing and the decision on the application for such permanent injunction, the Corporation shall be entitled to a temporary restraining order, without prejudice to any other remedy available to the Corporation, all at the expense of Employee; provided, however, that the provisions of section 12 shall in no event be construed to be an exclusive remedy and such remedy shall be held and construed to be cumulative and not exclusive of any rights or remedies, whether in law or equity, otherwise available under the terms of this Agreement or under federal, state and local statutes, rules and regulations.


               12.4 The covenants and agreements made by the Employee in section
12.0 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action by the Employee against the corporation, whether predicated on this Agreement or otherwise, shall not constitute defense to the enforcement by the Corporation, by injunctive relief or otherwise, of the provisions of section 12.

        13.     MISCELLANEOUS.
               13.1   Entire Agreement.
                      This Agreement, including any Schedules referred to herein, sets forth the entire agreement and understanding between the Parties and merges and supersedes all prior discussions, agreements, and understandings between the Parties. No Party shall be bound by any condition, definition, warranty or

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representation other than as expressly provided for in this Agreement.

               13.2 Modification.
                      This Agreement shall not be changed, modified or amended, except by a writing signed by the Parties hereto and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the Parties hereto.

               13.3 Effect.
                      This Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their respective heirs, successors, assigns, executors and administrators.

               13.4   Non-Exclusive Rights.
                      The rights and obligations of the Employee under this Agreement are non-exclusive, and this Agreement shall not be construed to prevent the Corporation from simultaneously retaining, contracting with, or otherwise obtaining professional services from any other person or entity.

               13.5   Assignment.
                      This Agreement may not be assigned by the Employee.

               13.6   Governing Law.
                      This Agreement shall be governed by and construed in accordance with the laws of the State of state of incorporation.



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               13.7   Severability.
                      In the event any paragraph or provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

               13.8   Notice.
                      Any notice hereunder shall be in writing and shall be given to the Parties at their respective addresses set forth herein (or to such other address as such Party may have fixed by notice; provided however that any notice of change of address shall be effective only upon receipt) by certified mail, return receipt requested, and shall be deemed to have been given on the third (3rd) day following the day so mailed.

               13.9   Paragraph Headings.
                      The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.


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               IN WITNESS  WHEREOF,  the Parties have executed this Agreement as of the date set forth below.

                                          NEW MEDICAL PRACTICE, P.C.



                                          By:   /s/ WILLIAM KEDERSHA
Dated:  8/27/96                              -----------------------------
       ----------                                   Secretary


                                            /s/ GARY DANZIGER
                                          --------------------------------
                                          Gary Danziger, R.P.T.


                                            1 Crooked Mile Road
                                          --------------------------------
                                          Address


                                            Westport, CT  06880
                                          --------------------------------
Dated:  9/2/96
       ----------


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